Exhibit 10.10

HURON VALLEY STATE BANK
STOCK COMPENSATION PLAN

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

        1.1        Establishment of the Plan. HURON VALLEY STATE BANK, a Michigan state bank (the “Bank”), hereby establishes a stock compensation plan to be known as the “Huron Valley State Bank Stock Compensation Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of stock options to key employees and directors of the Bank and its subsidiaries.

        1.2        Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Bank for the benefit of the Bank’s shareholders, through stock-based compensation, by aligning the personal interests of the Bank’s key employees and directors with those of its shareholders. The Plan is also designed to allow key employees and directors to participate in the Bank’s future, as well as to enable the Bank to attract, retain and award such employees and directors. Compensation related to Awards under the Plan is generally intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

        1.3        Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date (“Termination Date”), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings set forth below:

        2.1        Award means any award under this Plan of any Options.

        2.2        Award Agreement means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

        2.3        Award Date means the date that an Award is made, as specified in an Award Agreement.

        2.4        Board means the Board of Directors of the Bank.

        2.5        Change in Control is defined in Article 11.

        2.6        Code means the Internal Revenue Code of 1986, as amended.

        2.7        Committee means the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

        2.8        Common Stock means the Common Stock, no par value per share, of the Bank.

        2.9        Director means a director of the Bank.

        2.10        Disability means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

        2.11        Effective Date means August 15, 2005.

        2.12        Employee means an employee (including officers and directors who are also employees) of the Bank or a Subsidiary.

        2.13        Fair Market Value means, as long as the Common Stock is not actively traded in any recognized market, the “Fair Market Value” of the Common Stock shall be determined in good faith by the Committee. The Committee may, but is not required to, obtain an independent third-party valuation to assist in determining Fair Market Value. If the shares of Common Stock are actively traded on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”) or the OTC Bulletin Board, then Fair Market Value means, as to Incentive Stock Options, the closing sale price per share of the Common Stock on the relevant valuation date on the NASDAQ or the OTC Bulletin Board. If no sale of shares of Common Stock is reflected on the NASDAQ or the OTC Bulletin Board on a date, “Fair Market Value” shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on the NASDAQ or the OTC Bulletin Board. Fair Market Value means, as to Nonqualified Stock Options, the average NASDAQ or OTC Bulletin Board closing sale prices per share of the Common Stock during the calendar month immediately preceding the relevant valuation date.

        2.14        Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        2.15        Non-Employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

        2.16        Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

        2.17        Option means an Incentive Stock Option or a Nonqualified Stock Option.

        2.18        Option Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        2.19        Participant means an Employee of the Bank or a Subsidiary who holds an outstanding Award granted under the Plan.

        2.20        Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Act”), as amended from time to time or any successor rule.

        2.21        Subsidiary means any corporation in which the Bank owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Bank owns at least fifty percent (50%) of the combined equity thereof.

        2.22        Termination of Service means the termination of an Employee’s employment with the Bank or a Subsidiary. An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Bank or another Subsidiary. With respect to a Director who is not an employee, Termination of Service shall mean the termination of the person’s service as a Director of the Company or a Subsidiary.

ARTICLE 3
ADMINISTRATION

        3.1        The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Bank who are Non-Employee Directors.

        3.2        Committee Authority. Subject to the Bank’s Charter, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key Employees and Directors of the Bank or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

(a) To select the key Employees and Directors of the Bank or a Subsidiary to whom Awards may be granted under the Plan;

(b) To determine whether and to what extent Options, or any combination thereof, are to be granted under the Plan;

(c) To determine the number of shares of Common Stock to be covered by each Award;

        (d)        To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

        (e)        To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Bank other than under the terms of this Plan;

(f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

(g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Bank, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 11.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed seventy-five thousand (75,000) shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Bank (“Plan Shares”). Shareholder approval and approval by the Office of Financial and Insurance Services will be required in order for the Bank to increase its authorized capital stock to satisfy option exercises. Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

ARTICLE 5
ELIGIBILITY

        The persons who shall be eligible to receive Awards under the Plan shall be such key Employees and Directors of the Bank or a Subsidiary as the Committee shall select from time to time. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
STOCK OPTIONS

        6.1        Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (“ISO”) or a Nonqualified Stock Option (“NQSO”).

        6.2        Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

        6.3        Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Bank) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

        6.4        Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

        (a)        Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

(b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

        (c)        Exercisability and Vesting. An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement; provided, however, that each Option shall have a minimum vesting period of three (3) years during which the options vest in approximately equal percentages over such three (3) year period.

        (d)        Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Bank specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or by check. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares.

        (e)        Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Participant’s lifetime, only by such Participant. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

        (f)        Termination of Service for Reasons other than Disability or Death. Upon Termination of Service for any reason other than on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of ninety (90) days following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.

        (g)        Termination of Service for Disability. Upon Termination of Service by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Disability and shall not have been fully exercised, remain exercisable in whole or in at any time during the twelve (12) month period following Termination of Service, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

        (h)        Termination of Service for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

        (i)        Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

        (j)        Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

ARTICLE 7

[Intentionally omitted.]

ARTICLE 8
ADDITIONAL TERMS

        Notwithstanding anything to the contrary in this Plan or any Award Agreement, the primary federal regulator of the Bank or any Subsidiary that is a depository institution shall have the right in its discretion to direct the Bank to require Participants to exercise or forfeit their Awards if the capital of the Bank or any Subsidiary that is a depository institution falls below the minimum capital required by applicable laws, rules and regulations, as determined by the primary state or federal regulator of the Bank or the Subsidiary.

ARTICLE 9
TERMINATION OR AMENDMENT OF THE PLAN

        The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Bank may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Bank’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 11.1); (ii) change the definition of Employees or Directors eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(b) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 11.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 10
UNFUNDED PLAN

        This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Bank, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Bank.

ARTICLE 11
ADJUSTMENT PROVISIONS

        11.1        Antidilution. Subject to the provisions of this Article 11, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Bank, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

        11.2        Change in Control. Notwithstanding Section 11.1, upon the occurrence of a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable (subject, however, to the limitation in Section 6.4(c) which provides that each Option must have a minimum vesting period of three (3) years), and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, if provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, “Change in Control”shall mean a change in control of the Bank of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Bank) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Bank which represent 20% or more of the combined voting power of the Bank’s then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Bank’s stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Bank in which the Bank is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Bank in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Bank in which the Bank is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Bank; or (vi) the stockholders of the Bank approve any plan or proposal for the liquidation or dissolution of the Bank.

        11.3        Adjustments by Committee. Any adjustments pursuant to this Article 11 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 12
GENERAL PROVISIONS

        12.1        Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Bank in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        12.2        No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Bank or any Subsidiary, nor shall there be a limitation in any way on the right of the Bank or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

        12.3        Withholding of Taxes. The Bank shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Each Participant may satisfy any such withholding tax obligation by tendering a cash or check payment.

        12.4        No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        12.5        Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

        12.6        Application of Funds. The proceeds received by the Bank from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

        12.7        Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Bank until he or she becomes the holder of record of Common Stock.

ARTICLE 13
SHAREHOLDER APPROVAL

        The Plan received the approval of the Bank’s shareholders prior to the Effective Date.